UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

Transfer Technology International Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 704
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

N/A
(Former name and/or address if changed since last report)

This current report on Form 8-K/A amends and restates in its entirety the current report on Form 8-K filed by the issuer on September 2, 2008.  The original filing inadvertently overstated the total number of shares issued by 100,000.

Item 3.02  Unregistered Sales of Equity Securities

On August 26, 2008, the Company issued an aggregate of 1,134,000 Rule 144 restricted shares of common stock of the Company to a total of 14 persons and/or entities.  The shares were issued as compensation pursuant to certain consulting agreements and in exchange for investment proceeds.  The valuation of the consideration received by the Company ranged from the par value of the stock to $0.20 per share depending upon the transaction.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  The share recipients are closely related to and well known by the Company.  The shares issued are restricted shares pursuant to Rule 144 promulgated under the Act.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transfer Technology International Corp.

Dated: November 10, 2008                             By: /s/ Chris Trina
       Chris Trina
       Chief Executive Officer